EX-23.1
                          CONSENT OF ACCOUNTANTS

                             Michael Deutchman
                        Certified Public Accountant
                        350 Fifth Avenue, Suite 3304
                          New York, New York 10118
                                (212) 971-1308


June 20, 2003


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  5G Wireless Communications, Inc. - Form S-8 POS

Dear Sir/Madame:

As an independent certified public accountant, I hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of my report dated April 30, 2003 in 5G Wireless
Communications, Inc.'s Form 10-KSB for the fiscal year ended December 31, 2002, and to all references to my firm included in this Registration Statement.

                                       Sincerely,


                                       /s/  Michael Deutchman, CPA
                                       Michael Deutchman, CPA